                                                              Exhibit 1
                                    Exhibit 1

                    Agreement as to Joint Filing of Schedule 13G

Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 6, 1997



                      THE TRAVELERS INSURANCE GROUP INC.



                      By: /s/ Marla A. Berman
                         --------------------------------------------
                         Name:  Marla A. Berman
                         Title:  Assistant Secretary

                      PFS SERVICES, INC.



                      By: /s/ Charles J. Gallo, Jr.
                         --------------------------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title:  Vice President and Controller


                      ASSOCIATED MADISON COMPANIES, INC.



                      By: /s/ Charles J. Gallo, Jr.
                         --------------------------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title:  Vice President and Controller


                      TRAVELERS GROUP INC.



                      By: /s/ Charles J. Gallo, Jr.
                         --------------------------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title:  Assistant Controller